THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS SET FORTH ELSEWHERE IN THE TERMS AND CONDITIONS HEREOF.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 9, 2013.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT ‘GOOD DELIVERY’ IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

Number of Warrants: •	Issue Date: August 8, 2013 (the “Issue Date”)
Certificate No: 2013-Warrant-K•	Expiry Date: August 8, 2020 (the “Expiry Date”)

WARRANT CERTIFICATE

CARDERO RESOURCE CORP.

For value received, • (the “Holder”) is the registered holder of that number of transferable warrants (the “Warrants”) of Cardero Resource Corp. (the “Corporation”) as set forth above.

1.                       Warrants. Each Warrant shall entitle the holder thereof to purchase one common share of the Corporation (a “Share”) as constituted on the Issue Date, until 4:00 pm (Vancouver time) on the Expiry Date, at a price of $0.095.

2.                       Transfer and Restrictions. Subject to the provisions hereof, applicable securities legislation and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the Toronto Stock Exchange (“TSX”), NYSE MKT LLC, or such other stock exchange as the Shares may then be listed and posted for trading on (any such stock exchange, the “Exchange”), the Warrants evidenced hereby (or any portion thereof) may be assigned or transferred by the holder by duly completing and executing the Transfer Form attached hereto as Schedule “B”. The rights and obligations of the parties hereunder shall be binding upon and enure to the benefit of their successors and permitted assigns.

THE HOLDER OF THIS SECURITY SHALL NOT BE ENTITLED TO EXERCISE ANY WARRANTS REPRESENTED HEREBY AT ANY TIME WHERE, FOLLOWING SUCH EXERCISE, SUCH HOLDER AND ITS ASSOCIATES AND AFFILIATES WOULD HOLD MORE THAN 19.9% OF THE THEN ISSUED AND OUTSTANDING COMMON SHARES OF CARDERO RESOURCE CORP. (THE “CORPORATION”) UNLESS PRIOR APPROVAL OF THE TSX OR THE CORPORATION'S SHAREHOLDERS IS OBTAINED IN ACCORDANCE WITH THE POLICIES OF THE TSX.

THE HOLDER OF THIS SECURITY SHALL NOT BE ENTITLED TO EXERCISE ANY WARRANTS REPRESENTED HEREBY AT ANY TIME WHERE, FOLLOWING SUCH EXERCISE, SUCH HOLDER AND ITS ASSOCIATES AND AFFILIATES WOULD HOLD 10% OR MORE OF THE THEN ISSUED AND OUTSTANDING COMMON SHARES OF THE CORPORATION UNLESS PRIOR APPROVAL OF THE TSX IS OBTAINED IN ACCORDANCE WITH THE POLICIES OF THE TSX.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF CARDERO RESOURCE CORP. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (B) TO THE CORPORATION, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS OR (D) WITHIN THE UNITED STATES (1) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS PROVIDED THE CORPORATION, PRIOR TO SUCH OFFER, SALE OR TRANSFER WITH AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT OR MAY BE SO OFFERED, SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

THE HOLDER OF THIS SECURITY SHALL NOT BE ENTITLED TO EXERCISE ANY WARRANTS REPRESENTED HEREBY UNTIL THE SECURITIES DELIVERABLE UPON EXERCISE HAVE BEEN APPROVED FOR LISTING BY THE NYSE MKT, OR SUCH APPROVAL IS NO LONGER NECESSARY.

3.                       Warrants Exercise Procedure. This Warrant may be exercised at any time prior to the Expiry Date by surrendering the original of this Warrant certificate at the offices of the Corporation set out in subsection 17(g) hereof together with a subscription form in the form attached as Schedule “A” hereto duly completed and executed, such additional documents as may be contemplated thereby, and a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation.

4.                       Partial Exercise. The Holder may subscribe for and purchase less than the full number of Shares entitled to be subscribed for and purchased hereunder. In the event that the Holder subscribes for and purchases less than the full number of Shares entitled to be subscribed for and purchased under this Warrant certificate prior to the Expiry Date, the Corporation shall issue a new Warrant certificate to the Holder in the substantially the same form as this Warrant certificate with appropriate changes to reflect the unexercised balance of the Warrants.

5.                       Delivery of Shares. Within five business days of receipt by the Corporation of this Warrant certificate in accordance with, and the documents and payment noted in, Section 3, the Corporation will deliver a certificate(s) representing the Shares subscribed for and purchased by the Holder hereunder, and a replacement Warrant certificate, if any.

6.                       No Rights of Shareholders. Nothing contained in this Warrant certificate shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of Shares of the Corporation or any other right or interest except as herein expressly provided.

7.                       Adjustment of Subscription and Purchase Rights. The rights evidenced by this Warrant certificate are to purchase Shares. If there shall, prior to the exercise of any of the rights evidenced hereby, be any (i) reorganization of the authorized capital of the Corporation by way of consolidation, merger, sub-division, amalgamation, arrangement, reclassification or otherwise; (ii) transfer, sale, lease or exchange of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person; (iii) the payment of any stock dividends (other than in the ordinary course of business); (iv) a special distribution or rights offering; (v) the change or exchange of the Shares into or with another security; or (vi) any similar event or transaction not specifically contemplated by this Section 7 as determined by the Corporation in its sole discretion (collectively, a “Reorganization”), then there shall, subject to the consent of the Exchange (if required), automatically be an adjustment, as applicable, in (A) the number of Shares of the Corporation which may be issued pursuant hereto and/or the exercise price for the Shares, by corresponding amounts if applicable, and/or (B) the kind and aggregate number of shares or other securities or property resulting from the Reorganization, so that the rights evidenced hereby shall thereafter be as reasonably as possible equivalent to the rights originally granted hereby and such that the Holder, upon exercise of this Warrant following the effective date of the Reorganization, shall receive the kind and type of shares, securities or property the Holder would have been entitled to receive if, on the effective date thereof, the Holder had been the registered holder of the number of Shares which the Holder was theretofore entitled to purchase or receive upon the exercise of this Warrant certificate. In accordance with this certificate, the Corporation will make adjustments as it considers necessary and equitable acting in good faith, subject to any approvals required by the Exchange. If at any time a dispute arises with respect to adjustments provide for herein, such dispute will be conclusively determined by the Canadian auditors of the Corporation or if they are unable or unwilling to act, by such other firm of Canadian independent chartered accountants as may be selected by the directors of the Corporation and any such determination, absent manifest error, will be binding upon the Corporation, the Holder and shareholders of the Corporation. The Corporation will provide such auditors or accountants with access to all necessary records of the Corporation and fees payable to such accountants or auditors will be paid by the Corporation.

8.                       No Fractional Shares. The Corporation shall not be required to issue fractional Shares upon the exercise of the Warrants evidenced hereby and the Holder shall not be entitled to any cash payment or compensation in lieu of a fractional Share.

9.                       Legending of Shares.

The Warrants have been, and the Shares will be, issued pursuant to an exemption (an “Exemption”) from the registration and prospectus requirements of applicable securities law. To the extent that the Corporation relies on such Exemption, the Shares may be subject to restrictions on resale and transferability contained in applicable securities laws.

The Holder hereby agrees and consents by acceptance hereof that the certificate or certificates representing the Shares issued before the date that is four months and one day from the Issue Date upon exercise of the Warrant, shall be impressed with a legend in the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [Insert the date that is four months and one day from the Issue Date]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT ‘GOOD DELIVERY’ IN SETTLEMENT OF TRANSACTIONS ON THE TSX

This Warrant and the Shares issuable upon exercise hereof have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state of the United States. Accordingly, this Warrant and the Shares issuable upon exercise hereof may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the 1933 Act and the applicable securities laws of all applicable states or available exemption therefrom. This Warrant may not be exercised by or on behalf of a U.S. person or person in the United States unless this Warrant and the securities issuable upon exercise of this Warrant have been registered under the 1933 Act and the applicable securities legislation of any such state or an exemption from such registration requirements is available. “United States” and “U.S. person” are as defined by Regulation S under the 1933 Act. The Holder hereby agrees and consents by acceptance hereof that all certificates representing Shares acquired upon exercise of this Warrant by, or for the account or benefit of, U.S. persons or persons in the United States shall have the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF CARDERO RESOURCE CORP. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (B) TO THE CORPORATION, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS OR (D) WITHIN THE UNITED STATES (1) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS PROVIDED THE CORPORATION, PRIOR TO SUCH OFFER, SALE OR TRANSFER WITH AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT OR MAY BE SO OFFERED, SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

provided, that if the Shares are being sold under clause (B) above, at a time when the Corporation is a “foreign issuer” as defined in Rule 902 of Regulation S under the 1933 Act, the legend set forth above may be removed by providing a declaration to the Corporation and its registrar and transfer agent in the form attached hereto as Schedule “C” or such other evidence of exemption as the Corporation or its registrar and transfer agent may from time to time prescribe (which may include an opinion satisfactory to the Corporation and its registrar and transfer agent), to the effect that the sale of the Shares is being made in compliance with Rule 904 of Regulation S under the 1933 Act; provided further, that if any of the Shares are being sold pursuant to Rule 144 of the 1933 Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Corporation’s registrar and transfer agent of an opinion satisfactory to the Corporation and its registrar and transfer agent to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

10.                     Change; Waiver. Subject to the approval of the Exchange (if required), the provisions of these Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Corporation and the Holder.

11.                     No Obligation to Purchase. Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for or the Corporation to issue any Shares except those Shares in respect of which the Holder shall have exercised its right to purchase in the manner provided hereunder.

12.                     Covenants.

(a)

The Corporation covenants that (i) so long as any Shares evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase provided for herein should the Holder determine to exercise its rights in respect of all the Shares available for purchase and issuance under outstanding Warrants, and (ii) all Shares which shall be issued upon the due exercise of the right to purchase provided for herein, upon payment therefor of the amount at which such Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable common shares in the capital of the Corporation and free of all liens, charges and encumbrances.

(b)

The Corporation will maintain the listing of its Shares on the TSX up to and including the Expiry Date, provided the foregoing shall not, in any manner, preclude the Corporation from pursuing or completing a transaction that would result in the delisting of the Shares from the TSX or NYSE MKT LLC where the board of directors of the Corporation, acting in good faith and in accordance with applicable laws, determines that such a transaction is in the best interests of the Corporation.

13.                     Successor Corporations. The Corporation will not effect any Reorganization which could result in a successor to the Corporation unless prior to or simultaneously with the consummation thereof, the entity succeeding the Corporation acknowledges in writing that it is bound by and will comply with the provisions set forth in this Warrant certificate.

14.                     Representations and Warranties.

(a)

The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue this Warrant certificate and the Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant certificate represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

(b)	The Corporation has applied to the TSX to list all Shares issuable upon the exercise of the Warrants and the Corporation has received conditional listing approval from the TSX in respect thereof.

15.                     Lost Certificate. If this Warrant certificate becomes stolen, lost, mutilated or destroyed, the Corporation may, on such terms as it may in its discretion impose, respectively issue and countersign a new Warrant certificate of like denomination, tenor and date as the Warrant certificate so stolen, lost, mutilated or destroyed.

16.                     Anti-Dilution. For so long as any of the Warrants remain outstanding and are held by Kopple Family Partnership, L.P., or any of the Warrants issued on August 6, 2013 to E.L. II Properties Trust (together with the Warrants, the “Lender Warrants”) remain outstanding and are held by E.L. II Properties Trust (together with Kopple Family Partnership, L.P., the “Major Holders”), the Major Holders will have the right to participate in all future equity financings undertaken by the Corporation as to their respective percentage equity holdings in the Corporation as if the Lender Warrants then held by the Major Holders were fully exercised, subject to receipt of any necessary acceptances for filing/approvals of the Exchanges (or any other stock exchange or quotation system on which the Corporation’s securities are then listed), and subject to the availability of exemptions from the registration and qualification requirements of all applicable laws (except to the extent the Corporation proposes that such offering be so registered or qualified).

17.                     General.

(a)	The headings in this certificate are for reference only and do not constitute terms of the Warrant certificate.

(b)	Whenever the singular or masculine is used in this Warrant certificate the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

(c)	This Warrant certificate shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(d)	Time shall be of the essence of this Warrant certificate.

(e)

This Warrant shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without reference to its principles governing the choice or conflict of laws. The Corporation and the Holder hereby irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Warrant certificate.

(f)	All references herein to monetary amounts are references to lawful money of Canada.

(g)

All notices or other communications to be given to the Holder by the Corporation under this Warrant certificate shall be delivered by hand, courier, ordinary prepaid mail, facsimile or electronic mail; and, if delivered by hand, shall be deemed to have been given on the delivery date, if delivered by ordinary prepaid mail shall be deemed to have been given on the fifth day following the delivery date and, if sent by facsimile or electronic mail, on the date of transmission if sent before 5:00 p.m. (local time where the notice is received) on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices to the Holder shall be addressed to the address of the Holder set out on the register of warrantholders maintained by the Corporation.

Notices to the Corporation shall be addressed to:

Cardero Resource Corp.
Suite 2300 – 1177 West Hastings Street
Vancouver, BC V6E 2K3

Attention:            Vice-President and General Counsel
Fax Number:         (604) 408-7499

Each of the Corporation and the Holder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant certificate.

IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be signed by its duly authorized officer on August ____, 2013.

CARDERO RESOURCE CORP.

By: ____________________________________________________
        Authorized Signatory

SCHEDULE “A”

WARRANT CERTIFICATE SUBSCRIPTION FORM

Cardero Resource Corp.
Suite 2300 – 1177 West Hastings Street
Vancouver, BC V6E 2K3

Dear Sirs:

The undersigned hereby exercises the right to purchase and hereby subscribes for ___________ Shares of Cardero Resource Corp. (the “Corporation”) referred to in the Warrant certificate attached hereto according to the conditions thereof, and herewith makes payment of the purchase price in full for the Shares.

In connection with the exercise of the Warrant certificate, the undersigned represents as follows: (Please check the ONE box applicable):

[ ]	1.

The undersigned (i) at the time of exercise is not a U.S. person, (ii) at the time of exercise is not within the United States, (iii) is not exercising any of the Warrants represented by this Warrant certificate for the account or benefit of any U.S. person or person within the United States, and (iv) did not execute or deliver this Subscription Form in the United States.

[ ]	2.

The undersigned (i) purchased the Warrants directly from the Corporation pursuant to a subscription agreement for the purchase of notes and warrants of the Corporation, (ii) is exercising the Warrants solely for its own account, (iii) it was on the date the Warrants were purchased from the Corporation, and is on the date of exercise of the Warrants, an “accredited investor” (as defined in Rule 501(a) of Regulation D under the 1933 Act) and (iv) the representations, warranties and covenants set forth in the written subscription agreement for the purchase of units from the Corporation continue to be true and correct.

[ ]	3.

The undersigned has delivered to the Corporation a written opinion of U.S. counsel reasonably satisfactory to the Corporation to the effect that the Shares to be delivered upon exercise hereof are exempt from registration under the 1933 Act and the securities laws of all applicable states of the United States.

“1933 Act” means the United States Securities Act of 1933, as amended. “U.S. person” and “United States” are as defined by Regulation S under the 1933 Act.

Certificates representing Shares will not be registered or delivered to an address in the United States unless Box 2 or Box 3 above is checked and the requirements in connection therewith have been satisfied.

Certificates representing Shares issued upon exercise of Warrants pursuant to Box 2 or Box 3 above will bear a U.S. restrictive legend.

If any Shares represented by this Warrant certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Share certificate(s).

Please issue and deliver a certificate for the Shares being purchased as follows:

NAME:
(please print)

ADDRESS:

DELIVERY

INSTRUCTIONS:

1.

The registered holder of a Warrant may exercise its right to acquire Shares by completing and surrendering this Subscription Form and the ORIGINAL Warrant certificate representing the Warrants being converted to the Corporation, together with the aggregate amount of the exercise price for the Shares as provided for in the Warrant certificate. Certificates representing the Shares to be acquired on exercise will be sent by prepaid first class mail to the address(es) above within five business days after the receipt of all required documentation, subject to the terms of the Warrant certificate.

2.

If this Subscription Form indicates that the Shares are to be issued to a person or persons other than the registered holder of the Warrants to be converted: (i) the signature of the registered holder on this Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and (ii) the registered holder must pay to the Corporation all applicable taxes and other duties.

3.

If this Subscription Form is signed by a trustee, executor, administrator, custodian, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Subscription Form must be accompanied by evidence of authority to sign satisfactory to the Corporation.

DATED this _______day of __________________________________, ___________________.

(Signature)

)
Signature of Witness	)	Signature of registered holder or Signatory thereof
[Please Note Instruction 2]	)
)
	)	If applicable, print Name and Office of Signatory
Print name of Witness	)
)
	)	Print Name of registered holder as on certificate
)
)
	)	Street Address
)
)
	)	City, Province/State and Postal/ZIP Code

SCHEDULE “B”
WARRANT CERTIFICATE TRANSFER FORM

Cardero Resource Corp.
Suite 2300 – 1177 West Hastings Street
Vancouver, BC V6E 2K3

Dear Sirs:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

NAME:
(please print)

ADDRESS:

_______________________________________of the Warrants of Cardero Resource Corp. (the “Corporation”) registered in the name of the undersigned represented by the within certificate and hereby appoints _____________________________________________________as its attorney with full power of substitution to transfer the said Warrants on the register of warrantholders maintained by the Corporation.

[   ]         If the transfer is to, or for the account or benefit of, a U.S. person or person in the United States (as such terms are defined in Rule 902 under the United States Securities Act of 1933, as amended (the “1933 Act”)), check this box.

DATED this _________day of ______________________, 20__.

Signature Guaranteed	Name of Holder

Name of Authorized Representative	Signature of Holder or Authorized Representative

Title or Capacity or Authorized Representative	Daytime Phone Number of Holder or Authorized Representative

INSTRUCTIONS

1.

The registered holder of a Warrant may transfer its right to acquire Shares in accordance with the Warrant certificate by completing and surrendering this Transfer Form and the ORIGINAL Warrant certificate representing the Warrants being transferred to the Corporation.

2.

The signature to this transfer must correspond with the name as recorded on the Warrant certificate in every particular without alteration or enlargement or any change whatever, or accompanied by stock powers of attorney satisfactory to the Corporation. The signature of the registered holder on this Transfer Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.

Warrants shall only be transferable in accordance with the provisions of the Warrant certificate, applicable laws and the rules and policies of any applicable stock exchange. Without limiting the foregoing, if the Warrant certificate bears a legend restricting the transfer of the Warrants except pursuant to an exemption from registration under the 1933 Act, this Transfer Form must be accompanied by a properly completed and executed Declaration for Removal of U.S. Legend in the form attached to the Warrant certificate as Schedule “C” or such other evidence of exemption as the Corporation or its registrar and transfer agent may from time to time prescribe (which may include an opinion satisfactory to the Corporation and its registrar and transfer agent), or a written opinion of counsel or other evidence of exemption as is satisfactory to the Corporation that the transfer complies with the 1933 Act and applicable state securities laws.

SCHEDULE “C”

FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

To:	Computershare Investor Services Inc., as Registrar and Transfer Agent for the Shares of Cardero Resource Corp. (the “Corporation”).

And To:	The Corporation

The undersigned (a) acknowledges that the sale of the securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”) and (b) certifies that (1) the undersigned is not an “affiliate” of the Corporation (as that term is defined in Rule 405 under the 1933 Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the TSX and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities of the Corporation and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

X
Authorized signatory (if Holder is not an
Date	individual)

X	Name of authorized signatory (please print)

Signature of individual (if Holder is an individual)
Official capacity of authorized signatory
(please print)
Name of Holder (please print)